UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 25, 2008, the Board of Directors of NPS Pharmaceuticals, Inc. (the “Company”) appointed Dr. Francois Nader as a director of the Company. Dr. Nader is currently the Company’s Executive Vice President and Chief Operating Officer. A copy of the Company’s press release announcing Dr. Nader’s appointment is attached hereto as Exhibit 99.1.

There is no arrangement or understanding between Dr. Nader and any other person pursuant to which he was appointed as a director and the Company is unaware of any relationship or transaction requiring disclosure herein pursuant to Item 404(a) of Regulation S-K. At the present time, Dr. Nader is not expected to be appointed to serve on any committee of the Board of Directors. As an employee of the Company, Dr. Nader will not receive compensation for his services as a director.

Item 8.01	Other Events

On January 28, 2008, the Company issued a press release providing an update on GATTEX(TM) clinical development in short bowel syndrome. A copy of the Company’s press release is attached hereto as Exhibit 99.2

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated January 30, 2008

99.2	Press release, dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

Date: January 30, 2008	By:	/s/ Andrew Rackear
Andrew Rackear, Senior Vice President, Legal Affairs, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated January 30, 2008

99.2	Press release, dated January 28, 2008